Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281347

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 13, 2024)

Shares of Class A Common Stock

Pre-funded Warrants to Purchase     Shares of Class A Common Stock

Sera Prognostics, Inc.

We are offering      shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), and, in lieu of shares of our Class A common stock to certain investors that so choose, pre-funded warrants to purchase up to     shares of our Class A common stock pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which shares of our Class A common stock are being sold to the public in this offering, minus $0.0001, the exercise price of each pre-funded warrant. The public offering price for each share of Class A common stock is $     . We are also offering the shares of our Class A common stock that are issuable from time to time upon exercise of the pre-funded warrants.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “SERA.” On February 7, 2025, the last reported sale price of our Class A common stock was $4.54 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on any national securities exchange or nationally recognized trading system.

Our business and an investment in our Class A common stock and pre-funded warrants involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement, in the documents incorporated by reference into this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, before deciding whether to purchase shares of our Class A common stock or pre-funded warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE OF CLASS A COMMON STOCK	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to Company before expenses	$	$	$

(1)	See “Underwriting” beginning on page S-22 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional     shares of our Class A common stock from us, at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the shares of Class A common stock and pre-funded warrants on or about     , 2025.

Joint Book-Running Managers

Jefferies	TD Cowen	William Blair

Bookrunner

RBC Capital Markets

The date of this prospectus supplement is    , 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-281347) that we filed with the U.S. Securities and Exchange, or the SEC, on August 7, 2024, utilizing a “shelf” registration process, and was declared effective on August 13, 2024. Under this shelf registration process, we may, from time to time, sell our Class A common stock and other securities, including in this offering, having an aggregate offering price of up to $100,000,000. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering of our Class A common stock and pre-funded warrants. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement differs or varies from the statements made in the accompanying prospectus, or the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or not contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. You must not rely on any unauthorized information or representation. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our shares of Class A common stock and pre-funded warrants. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement in making your investment decision. You should read this prospectus supplement, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our shares of Class A common stock and pre-funded warrants.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of our Class A common stock and pre-funded warrants to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Statements.”

As used in this prospectus supplement, “Sera,” the “Company,” “we,” “our” or “us” refers to Sera Prognostics, Inc. and its subsidiaries. References to our “Class A common stock” refer to the Class A common stock of Sera Prognostics, Inc.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview of Sera

We are a women’s health company utilizing our proprietary proteomics and bioinformatics platform, and significant data resources, to improve maternal and neonatal health by discovering, developing, and commercializing blood-based biomarker tests and predictive analytic products and services. Our vision is to deliver pivotal and actionable information to pregnant women, their physicians, and health care payers to significantly enhance a mother’s pregnancy journey, improve maternal and neonatal health, and dramatically reduce health care costs. We believe that our method of combining the disciplines of proteomics and bioinformatics with rigorous clinical testing, data, and economic analysis enables us to provide physicians and expectant mothers with personally insightful, clinically meaningful, and economically impactful information designed to improve the pregnancy experience and outcomes for mothers and babies.

There are approximately 140 million births globally each year, and approximately 3.7 million births annually in the United States. Of these, it is estimated that as many as 30% are affected by various complications (i.e., a high-risk pregnancy), including: preterm birth, preeclampsia, fetal growth restriction, stillbirth, hypertension of pregnancy, gestational diabetes, and others. In many cases these complications have profound short- and long-term health consequences for the mother and baby. These health consequences of preterm birth alone are estimated to be approximately $25 billion annually in the United States. This underscores that existing methods to predict adverse pregnancy outcomes are insufficient for timely and effective proactive management for the vast majority of high-risk pregnancies. We believe that positive patient outcomes are the result of appropriate care, and the primary differentiator of patient care should be based on a determination of risk informed by a number of factors including our novel diagnostic tests.

Our first commercial product, the PreTRM test, is the only broadly validated, commercially available blood-based biomarker test to accurately predict the risk of a premature delivery, also known as preterm birth. The PreTRM test is a non-invasive blood test given to a pregnant woman, carrying a single fetus, during weeks 18 through 20 of gestation that provides an accurate prediction of the expectant mother’s risk of delivering spontaneously before 37 weeks’ gestation. Our commercialization strategy includes conducting clinical trials to demonstrate the health and economic benefits of early and accurate detection of preterm birth risk coupled with well-recognized interventions in higher risk patients, illustrating these benefits to health care providers and insurance payers, and providing convenient access to the test through streamlined specimen collection options. Clinical trials conducted to date include the Prediction and Prevention of Preterm Birth, or the PREVENT-PTB Study, Serum Assessment of Preterm Birth Outcomes Compared to Historical Controls study, or the AVERT PRETERM TRIAL, and the Prematurity Risk Assessment Combined With Clinical Interventions for Improving Neonatal outcoMEs study, or the PRIME study.

Recent developments

PRIME Study Results

On January 31, 2025, final results of our PRIME study were presented at the Society for Maternal Fetal Medicine 2025 Pregnancy Meeting, and were again presented at a subsequent virtual R&D day session hosted by us and our principal investigator. The study achieved both of its co-primary endpoints, showing significant reductions in the neonatal morbidity and neonatal hospital stays among low-risk patients for preterm birth, as described below. Because approximately 50% of preterm births occur in women without known risk factors, we believe that the PRIME study results show that the use of our PreTRM test, combined with preventive interventions, have the potential to address a significant unmet need.

Purpose and Design of the PRIME Study

The PRIME study was a multicenter national randomized clinical trial involving 5,018 pregnant women designed to assess the efficacy of the PreTRM test and preventive interventions in lowering the occurrence of certain adverse pregnancy outcomes among low-risk patients (i.e., women without specific known risks, such as a prior preterm birth or a short cervix). The PreTRM test, which analyzes a participant’s blood, was administered in the middle of the second trimester of pregnancy to identify individuals at higher risk of delivering an infant preterm. The PreTRM test classified 23.5% of participants as higher risk within the preterm birth prevention arm. In addition to the traditional standard of care, individuals identified at higher risk were given a safe and low-cost regimen of daily vaginal progesterone and low-dose aspirin and assigned weekly phone calls with a nurse. The remaining lower-risk participants in the prevention arm, and all participants in the control arm, received the usual standard of pregnancy care, which included routine checkups.

Results of the PRIME Study

The study achieved statistically significant success and met both co-primary endpoints. Study endpoints were evaluated in three participant populations/datasets. Using the pre-specified modified Intent to Treat population, or mITT, which excluded those subjects with severe COVID, lacking the primary outcomes or declining the intervention bundle, the study showed a 25% decrease in neonatal morbidity and mortality, according to a composite index score, or NMI, and an 18% reduction in neonatal length of hospital stay, or NNLOS. Using Full Analysis Set, which included all participants and their neonates with primary outcomes data, showed 20% reduction in NMI and 22% reduction in NICU admission. Using the full Intent to Treat population, or ITT, which included all participants in the study, inclusive of those few who were missing outcomes (through statistical imputation), results showed a 20% reduction in NMI and an 8% reduction in NNLOS. These percentage reductions were achieved despite the fact that the effect size was diluted because the ITT analysis set includes all babies, including the vast majority of healthy babies that typically only stay two nights. Further, and most importantly, ITT results showed a 20% reduction in NICU admissions, while demonstrating that those infants who were admitted to the NICU had a 6% reduction in the length of stay.

PRIME results are consistent with our prior AVERT study. Preliminary aggregate data meta-analysis of both studies shows pooled mITT effect of 22% reduction in NMI, and 22% reduction in NNLOS. The AVERT and PRIME results translate to a Number Needed to Screen of 3 to 4 to reduce a NICU day. In other words, 3-4 expectant mothers need to be screened to save one NICU day.

We believe the foregoing validates the use of our PreTRM test to implement a “screen and treat” strategy among low-risk patients to meaningfully reduce adverse neonatal clinical outcomes and provide significant savings in cost of care.

Financial Update

As of December 31, 2024, our cash, cash equivalents, and marketable securities were approximately $68.2 million (unaudited).

The estimated cash, cash equivalents and marketable securities as of December 31, 2024 are preliminary and may change, and are based on information available to management as of the date hereof and are subject to completion by management of the financial statements as of and for the year ended December 31, 2024. There can be no assurance that our cash, cash equivalents and marketable securities as of December 31, 2024 will not differ from these estimates and any such changes could be material. The preliminary financial data included herein has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Corporate Information and History

Our corporate headquarters are located at 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109, and our telephone number is (801) 990-0520. Our website address is https://www.seraprognostics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

∎

being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

∎	reduced disclosure about our executive compensation arrangements;

∎	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

∎	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Class A common stock offered by us	shares of our Class A common stock.

Option to purchase additional shares of Class A common stock	We have granted the underwriters an option to purchase up to additional shares of Class A common stock, which they may exercise, from time to time, in whole or in part, at the public offering price, less underwriting discounts and commissions, for a period of 30 days from the date of this prospectus supplement.

Pre-funded warrants offered by us	We are also offering, in lieu of our Class A common stock to certain investors, pre-funded warrants to purchase shares of our Class A common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of our Class A common stock are being sold to the public in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant per share. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to a beneficial ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon the exercise of such pre-funded warrants.

Class A common stock to be outstanding immediately after this offering	shares (or if the underwriters’ option to purchase additional shares of Class A common stock is exercised in full, there will be shares outstanding immediately after this offering), in each case assuming no exercise of any pre-funded warrants issued in this offering.

Use of Proceeds	We currently intend to use the net proceeds from the sale of securities in this offering for the following purposes: (1) to expand our commercial infrastructure and capability in the United States, (2) to accelerate our preparations for a potential expansion of the PreTRM test in targeted countries in the European Union (“EU”), (3) to fund additional studies and activities to increase market adoption of the PreTRM test in the United States, including a potential submission to the U.S. Food and Drug Administration (the “FDA”) seeking broad approval of the PreTRM test, and (4) for general corporate purposes, including, but not limited to, working capital, intellectual property protection, investments, continued enhancements of the PreTRM test, new products in development and potential acquisitions and collaborations. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Investing in our Class A common stock or pre-funded warrants involves a high degree of risk, and the purchasers of our Class A common stock or pre-funded warrants may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors.”

Nasdaq Global Market symbol	“SERA”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on any national securities exchange or nationally recognized trading system.

The number of shares of our Class A common stock shown above to be outstanding after this offering is based on 32,774,950 shares of our Class A common stock issued and outstanding as of September 30, 2024, and excludes:

∎	6,276,770 shares of our Class A common stock issuable upon the exercise of options outstanding as of September 30, 2024 at a weighted-average exercise price of $3.85 per share;

∎	1,889,219 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

∎	2,065,714 shares of our Class A common stock reserved for future issuance under the 2021 Equity Incentive Plan, or the 2021 Plan, as of September 30, 2024;

∎	1,076,364 shares of our Class A common stock reserved for future issuance under the 2021 Employee Stock Purchase Plan, or the 2021 ESPP, as of September 30, 2024; and

∎	2,646,247 shares of our Class A common stock issuable upon exercise of outstanding warrants having a weighted-average exercise price of $12.89 per share.

Unless otherwise indicated, all information in this prospectus supplement (i) assumes no exercise of the outstanding options or warrants, or vesting or restricted stock units as of September 30, 2024, (ii) assumes no exercise of the underwriters’ option to purchase additional shares of Class A common stock, and (iii) assumes no exercise of the pre-funded warrants being offered hereby.

RISK FACTORS

An investment in our Class A common stock and pre-funded warrants involves a high degree of risk. Before deciding whether to invest in our Class A common stock or pre-funded warrants, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering and Our Class A Common Stock

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Sera.

If you purchase shares or pre-funded warrants in this offering, you will suffer immediate and substantial dilution in the book value per share of the Class A common stock purchased in the offering.

If you purchase shares of our Class A common stock or pre-funded warrants in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $  per share (or pre-funded warrant in lieu thereof) as of September 30, 2024, based on the public offering price of $  per share, because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. You will experience additional dilution upon the exercise of options and warrants, including the pre-funded warrants issued in this offering, vesting of restricted stock units, including those options, warrants and restricted stock units currently outstanding and those granted in the future, or the issuance of restricted stock or other equity awards under our stock incentive plans. See “Dilution” for a more detailed discussion of the dilution you will incur in connection with this offering. In addition, in the past, we have issued options to acquire Class A common stock at prices below the public offering price of $  per share, warrants to purchase Class A common stock at prices below the public offering price of $  per share, and have granted restricted stock units. To the extent these outstanding options and warrants are ultimately exercised or these restricted stock units vest, you will incur additional dilution.

You may experience future dilution as a result of future equity or convertible debt offerings.

In order to raise additional capital, we may in the future offer additional shares of Class A common stock or other securities convertible into or exchangeable for our shares of Class A common stock at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A common stock, or securities convertible or exchangeable into shares of Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, it is likely that only appreciation of the price of our Class A common stock will provide a return to our stockholders.

Sales of a significant number of shares of our Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of shares of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public markets could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers and certain affiliates have agreed not to sell, dispose of or hedge any shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C. may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of shares of our Class A common stock would have on the market price of our Class A common stock.

Holders of pre-funded warrants will have no rights as holders of our Class A common stock until such holders exercise their pre-funded warrants and acquire shares of our Class A common stock.

Until holders of pre-funded warrants acquire shares of our Class A common stock upon exercise of such pre-funded warrants, such holders will have no rights with respect to the Class A common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of Class A common stock only as to matters for which the record date occurs after the exercise date.

We will not receive significant additional funds upon the exercise of the pre-funded warrants being offered.

In certain limited circumstances, each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Class A common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrants or if the pre-funded warrants are not exercised at all. In addition, the pre-funded warrants have an exercise price of $0.0001 per share of Class A common stock, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

Significant holders or beneficial holders of shares of our Class A common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of the pre-funded warrant if, as a result of such exercise, such holder, together with its affiliates, would beneficially own more than 4.99% (or 9.99%) of the total number of shares of Class A common stock issued and outstanding immediately after giving effect to such exercise. In addition, upon at least 61 days’ written prior notice from the holder to us, the holder may increase their beneficial ownership limitation up to 19.99% of the number of shares of Class A common stock issued and outstanding immediately after giving effect to the exercise. As a result, you may not be able to exercise your pre-funded warrant for shares of our Class A common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrant to realize value, but you may be unable to do so in the absence of an established trading market.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements about:

∎	estimates of our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements, and our needs for additional financing;

∎	our expectations regarding the rate and degree of market acceptance of our products and services, including our PreTRM test;

∎

the impact of our PreTRM test, including the results of any studies of the test, on the field of bioinformatics and proteomics and the size and growth of the addressable bioinformatics and proteomics market;

∎	our expectations regarding the future use of our PreTRM test based on the PRIME study results and that the PreTRM test has the potential to address a significant unmet need;

∎	our ability to obtain funding for our operations;

∎	our ability to manage and grow our business and commercialize our PreTRM test;

∎	our ability to develop and commercialize new products and services;

∎	our ability to retain the continued service of our key professionals and to identify, hire, and retain additional qualified professionals;

∎	the pricing and reimbursement of our products and services, including new CPT codes and payment rates for those codes;

∎	the implementation of our business model, strategic plans for our business, products, services, and technology;

∎	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

∎	regulatory developments in the United States and foreign countries, including changes in U.S. Food and Drug Administration regulation of laboratory-developed tests;

∎	developments relating to our competitors and our industry;

∎	the accuracy of our estimates regarding expenses, capital requirements, and needs for additional financing;

∎

the expected impact of global business, political, and macroeconomic conditions, including inflation, fluctuations in interest rates, and volatile market conditions, uncertainty with respect to the federal budget and debt ceiling and potential government shutdowns related thereto, cybersecurity events, instability in the global banking system, and global events, including regional conflicts around the world, on our business, clinical trials, financial condition, liquidity, and results of operations;

∎	our financial performance;

∎	our cash, cash equivalents and marketable securities as of December 31, 2024; and

∎

our intended use of proceeds for this offering and the sufficiency of those proceeds with our existing cash, cash equivalents and marketable securities to fund our operations for the periods described.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus supplement and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $   million (or approximately $   million if the underwriters’ option to purchase up to   additional shares of Class A common stock is exercised in full), based on the public offering price of $   per share of Class A common stock and $   per pre-funded warrant and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, upon exercise of the pre-funded warrants.

We intend to use any net proceeds from the sale of Class A common stock under this prospectus supplement for the following purposes: (1) to expand our commercial infrastructure and capability in the United States, (2) to accelerate our preparations for a potential expansion of the PreTRM test in targeted countries in the EU, (3) to fund additional studies and activities to increase market adoption of the PreTRM test in the United States, including a potential submission to the FDA seeking broad approval of the PreTRM test, and (4) for general corporate purposes, including, but not limited to, working capital, intellectual property protection, investments, continued enhancements of the PreTRM test, new products in development and potential acquisitions and collaborations. We have no current plans, commitments or agreements with respect to any acquisitions or collaboration as of the date of this prospectus supplement.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the pace of our progress, regulatory developments, market opportunities, the status of and results of any studies and clinical trials, any collaborations that we may enter into with third parties, any unforeseen cash needs, and those factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Based on our current business plans, we believe that the net proceeds from this offering, together with our existing current cash, cash equivalents and marketable securities, will be sufficient to fund our planned operations into      . We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

DILUTION

If you invest in our Class A common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our Class A common stock after this offering.

As of September 30, 2024, our net tangible book value was $53.7 million, or $1.64 per share of Class A common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by 32,774,950, the total number of shares of our Class A common stock outstanding as of September 30, 2024.

After giving effect to our issuance and sale of shares of our Class A common stock in this offering at a public offering price of  $   per share and pre-funded warrants to purchase   shares of our Class A common stock at a public offering price of  $   (which equals the public offering price per share of our Class A common stock less the $0.0001 per share exercise price of each such pre-funded warrant) (and excluding shares of our Class A common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $   million, or $   per share. This represents an immediate increase in as adjusted net tangible book value per share of  $   to existing stockholders and immediate dilution of $   in as adjusted net tangible book value per share to new investors purchasing our Class A common stock and pre-funded warrants in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution to the new investors purchasing shares of Class A common stock in this offering without giving effect to the option to purchase additional shares granted to the underwriter:

Public offering price per share			$
Net tangible book value per share as of September 30, 2024		$1.64
Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share September 30, 2024 after this offering			$

Dilution per share to new investors participating in this offering			$

If the underwriters fully exercise their option to purchase additional shares of Class A common stock at the public offering price of $  per share (and excluding shares of Class A common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), the as adjusted net tangible book value per share after giving effect to this offering would be $  per share, representing an immediate increase to existing stockholders of $  per share, and there would be an immediate dilution of approximately $  per share of Class A common stock to investors participating in this offering.

The discussion and table above assume no exercise of the pre-funded warrants sold in this offering. If holders of pre-funded warrants exercise the pre-funded warrants, the as adjusted net tangible book value per share of our Class A common stock after giving effect to this offering would be $  per share, and the dilution in net tangible book value per share to investors purchasing share of our Class A common stock in this offering would be $  per share.

For purposes of calculating as adjusted net tangible book value, the above table is based on 32,774,950 shares of our Class A common stock issued and outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 excludes:

∎	6,276,770 shares of our Class A common stock issuable upon the exercise of options outstanding as of September 30, 2024 at a weighted-average exercise price of $3.85 per share;

∎	1,889,219 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

∎	2,065,714 shares of our Class A common stock reserved for future issuance under the 2021 Plan, as of September 30, 2024;

∎	1,076,364 shares of our Class A common stock reserved for future issuance under the 2021 ESPP, as of September 30, 2024; and

∎	2,646,247 shares of our Class A common stock issuable upon exercise of outstanding warrants having a weighted-average exercise price of $12.89 per share.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units vest, investors purchasing our Class A common stock and pre-funded warrants in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of Class A common stock, par value $0.0001 per share, 1,500,000 shares of Class B common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share, all of which is undesignated. As of September 30, 2024, there were 32,774,950 shares of our Class A common stock issued and outstanding and 967,759 shares of our Class B common stock issued and outstanding. As of September 30, 2024, we had 101 record holders of our Class A common stock and two stockholders of record of our Class B common stock.

The following summary of certain provisions of our capital stock does not purport to be complete. You should refer to the section of this prospectus supplement entitled “Certain Provisions of Delaware Law and of Our amended and restated certificate of incorporation, as amended, and Restated Bylaws” and our amended and restated certificate of incorporation, as amended, and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus supplement is a part. The summary below is also qualified by provisions of applicable law.

Common Stock

General

Holders of our Class A common stock and our Class B common stock have identical rights, provided that, (i) except as otherwise expressly provided in our amended and restated certificate of incorporation, as amended, or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock, and holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) holders of our Class A common stock have no conversion rights, while holders of our Class B common stock have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any class of our securities registered under the Exchange Act, except as expressly provided for in our amended and restated certificate of incorporation, as amended. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us. Our Class A common stock and Class B common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our Class A common stock and Class B common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our Class A common stock and Class B common stock have no preemptive rights or other subscription rights and there is no redemption or sinking funds provisions applicable to our Class A common stock and Class B common stock. All outstanding shares of our Class A common stock and Class B common stock as of the date of this prospectus supplement and, upon issuance and sale, all shares of Class A common stock that we may offer pursuant to this prospectus supplement, will be duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our Class A common stock and Class B common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The rights, preferences and privileges of our holders of Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described under the “—Certain Provisions of Delaware Law and of our Amended and Restated Certificate of Incorporation, as amended, and Restated Bylaws” section below, the affirmative vote of a majority of the shares of Class A common stock present in person or by proxy, is generally required to take action under our amended and restated certificate of incorporation, as amended, and restated bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, New York 10005.

Stock Exchange Listing

Our Class A common stock is listed for trading on The Nasdaq Global Market under the symbol “SERA.” Our Class B common stock is not listed for trading on any securities exchange, and we do not plan to list the Class B common stock on any securities exchange.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock and Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our Class A common stock and Class B common stock, diluting the voting power of our Class A common stock, impairing the liquidation rights of our Class A common stock and Class B common stock, or delaying, deferring or preventing a change in control of our company, which might harm the market price of our Class A common stock. Our board of directors will make any determination to issue such shares based on its judgment as to our company’s best interests and the best interests of our stockholder.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants. This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon exercise of the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrants will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission.

Term

The pre-funded warrants will not expire.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Class A common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our Class A common stock determined according to the formula set forth in the pre-funded warrants. No fractional shares of our Class A common stock will be issued in connection with the exercise of a pre-funded warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares.

Exercise Limitations

We may not effect the exercise of the pre-funded warrants, and a holder will not be entitled to exercise any portion of the pre-funded warrants that, upon giving effect to such exercise, would cause the aggregate number of shares of our Class A common stock beneficially owned by such holder (together with its affiliates and certain attribution parties) to exceed 4.99% (or 9.99%) of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, the holder of the pre-funded warrants may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price of our Class A common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share. The exercise price of the pre-funded warrants and the number of shares of our Class A common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. We will initially act as warrant agent.

Exchange Listing

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reclassification or compulsory share exchange of our Class A common stock, the sale of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or that results in the acquisition of more than 50% of our outstanding Class A common stock, or a business combination, including a reorganization or recapitalization, whereby the counterparty acquires more than 50% of the voting power of our outstanding Class A common stock), a holder of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Class A common stock, the holder of the pre-funded warrants does not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until such holder exercises the pre-funded warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to the ownership and disposition of our Class A common stock and pre-funded warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect.

This summary does not discuss all potential tax considerations that may be important to particular investors in light of their individual circumstances, including, without limitation:

∎	banks, insurance companies or other financial institutions;

∎	tax-exempt entities or governmental organizations;

∎	brokers, traders or dealers in securities or currencies;

∎	persons that own, or are deemed to own, more than five percent of our capital stock;

∎	U.S. expatriates and certain former citizens or long-term residents of the United States;

∎	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

∎	persons that have elected the mark-to-market method of tax accounting;

∎	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (or investors in any such entities);

∎	persons deemed to sell our securities under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

∎	regulated investment companies or real estate investment trusts;

∎	pension plans or funds, or an entity that is wholly owned by a pension plan or fund;

∎	controlled foreign corporations;

∎	passive foreign investment companies; or

∎	persons that acquire our securities as compensation for services.

In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Code. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any part of the discussion of the tax consequences set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities that, for U.S. federal income tax purposes, is:

1.	an individual who is a citizen or resident of the United States;

2.

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the United States, any state thereof, or the District of Columbia;

3.	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

4.

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership or other entity or arrangement treated as a pass-through entity for U.S. federal income tax purposes.

The tax treatment of a partner in a partnership (or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes) that holds our securities generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, the pre-funded warrants are generally expected to be treated as shares of our Class A common stock for U.S. federal income tax purposes. Accordingly, no gain or loss should be recognized upon exercise of a pre-funded warrant (other than with respect to cash paid in lieu of a fractional share and in the case of a cashless exercise of a pre-funded warrant, the U.S. federal income tax treatment of which is not clear), and the holding period of a pre-funded warrant should carry over to the shares of Class A common stock received upon exercise. Similarly, the tax basis of the pre-funded warrant should carry over to the shares of Class A common stock received upon exercise, increased by the exercise price. Each U.S. Holder and non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax treatment of the pre-funded warrants, as our position with respect to the characterization of our pre-funded warrants is not binding on the IRS.

Constructive Distributions

A holder of pre-funded warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the number of shares of Class A common stock issuable upon exercise of such pre-funded warrants. Such a deemed distribution could arise if, for example, an adjustment to the number of shares issuable upon exercise (as discussed in the section of this prospectus supplement captioned “Description of Pre-funded Warrants”) increases the holder’s proportionate interest in our assets or earnings and profits as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax in the same manner as if such U.S. Holder or non-U.S. Holder received a cash distribution from us (in each case, as described below) equal to the fair market value of such increased interest. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the applicable holder. Each U.S. Holder and non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of constructive distributions, if any, on the pre-funded warrants.

U.S. Holders

Distributions

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our securities, such distribution will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its securities and, to the extent the amount of the distribution exceeds a U.S. Holder’s adjusted tax basis in such securities, the excess will be treated as gain from the disposition of such securities (the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition of Our Securities”).

Dividends we pay to a U.S. Holder that is a corporation generally will qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.

Sale, Exchange or Other Taxable Disposition of Our Securities

Upon a sale, taxable exchange or other taxable disposition of our securities, a U.S. Holder will generally recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such sale, exchange or taxable disposition and (2) the U.S. Holder’s tax basis in the security. Such gain or loss will generally be treated as long-term capital gain or loss if the security is held by the U.S. Holder for more than one year at the time of such sale, exchange or disposition. Long-term capital gains recognized by certain non-corporate U.S. holders generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, exchange or other taxable disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, typically on an IRS Form W-9, or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions

Any distributions treated as dividends for U.S. federal income tax purposes we pay to a non-U.S. Holder with respect to shares of our securities will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). To obtain the benefit of a reduced rate under an applicable income tax treaty, a non-U.S. Holder must certify as to its non-U.S. status, and to such right under the applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E. If, however, a non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% “branch profits tax.” Non-U.S. Holder may be eligible for a lower rate of “branch profits taxes” under an applicable U.S. income tax treaty.

Sale, Exchange or Other Taxable Disposition of Our Securities

Subject to the discussions below regarding FATCA and backup withholding, a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other taxable disposition of our securities unless:

∎

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

∎	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

∎

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes during a specified period and certain other requirements are met. We do not expect to be a “United States real property holding corporation” for U.S. federal income tax purposes, but there can be no assurance in that regard.

Gain described in the first bullet point above will be subject to tax at the regular rates applicable to U.S. persons generally. Any gains described in the first bullet point above of a non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other taxable disposition of our securities will be subject to tax at the regular rates applicable to U.S. persons generally, and certain withholding requirements may apply. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules, including possible eligibility for benefits under income tax treaties.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of our securities (or constructive dividends on the pre-funded warrants) held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S.

persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country, or (iii) otherwise qualifies for an exemption. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our securities. However, under proposed Treasury regulations, withholding on gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment in respect of our securities, non-U.S. investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be required to seek a refund or credit from the IRS. Non-U.S. investors are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from certain sales, exchanges or other taxable dispositions of our securities. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the respective non-U.S. Holder resides under the provisions of an applicable income tax treaty. A non-U.S. Holder may have to comply with certification procedures, such as delivering an IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, in addition to other requirements, to establish that it is not a “United States person” in order to avoid certain information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding.

In addition, proceeds of the sale, exchange or other taxable disposition of our Class A common stock or pre-funded warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives a certification that the holder is not a “United States person” in accordance with the procedures above and satisfies the other requirements, or the holder otherwise establishes an exemption. Proceeds of such a sale, exchange or disposition of our Class A common stock or pre-funded warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February      , 2025, among us and Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of Class A common stock and pre-funded warrants shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES OF CLASS A COMMON STOCK	NUMBER OF PRE- FUNDED WARRANTS

Jefferies LLC
TD Securities (USA) LLC
William Blair & Company, L.L.C.
RBC Capital Markets, LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Class A common stock and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Class A common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares of Class A common stock and pre-funded warrants, that you will be able to sell any of the shares of Class common stock and pre-funded warrants held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of Class A common stock and pre-funded warrants subject to their acceptance of the shares of Class A common stock and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of Class A common stock and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $ per share of Class A common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $ per share of Class A common stock to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock.

	PER SHARE OF CLASS A COMMON STOCK			TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES OF CLASS A COMMON STOCK	WITH OPTION TO PURCHASE ADDITIONAL SHARES OF CLASS A COMMON STOCK	PER PRE- FUNDED WARRANT	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES OF CLASS A COMMON STOCK	WITH OPTION TO PURCHASE ADDITIONAL SHARES OF CLASS A COMMON STOCK
Public offering price	$	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$	$
Proceeds to us, before expenses	$	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $  .

Listing

Our Class A common stock is listed on The Nasdaq Global Market under the trading symbol “SERA”.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on any national securities exchange or nationally recognized trading system.

Option to Purchase Additional Shares of Class A Common Stock

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of      shares of Class A common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of Class A common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers, directors and certain affiliated holders of our outstanding capital stock have agreed, subject to specified exceptions, not to directly or indirectly:

∎

offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or

∎

otherwise dispose of any shares of the Class A common stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock, including, for avoidance of doubt, shares of our Class B common stock, or

∎

publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C.

This restriction terminates after the close of trading of the Class A common stock on and including the 90th day after the date of this prospectus.

Notwithstanding the foregoing, the securityholder may transfer shares of common stock: (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of the beneficiary of such trust, in each case, in a transaction not involving a disposition for value; (iii) to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, in a transaction not involving a disposition for value; (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (v) if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, (a) distributions of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned or (b) transfers or dispositions of shares of capital stock or any securities convertible into or exercisable or exchangeable for such capital stock to the securityholder’s affiliates or to any investment fund or other entity controlled or managed by the securityholder; (vi) pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by our board of directors and made to all holders of our capital stock involving a change in control; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or court order; (viii) pursuant to any contractual arrangement described in this prospectus supplement that provides for the repurchase by us of securities held by the securityholder in connection with the termination of the undersigned’s employment with, or service to, us; (ix) by surrender or forfeiture of shares of Class A common stock or other securities to us to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of stock options, restricted stock units, other equity awards, warrants or other rights to acquire shares of Class A common stock as described in this prospectus supplement or (x) pursuant to a trading plan (a “Plan”) that complies with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that (i) the existence of such Plan was communicated to Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C. and such Plan will not be amended or otherwise modified during the period that the restrictions set forth herein are in effect in any manner that would be considered the termination of such Plan and adoption of a new Plan within the meaning of Rule 10b5-1(c)(1)(iv); provided, that (a) in the case of clauses (i), (iv), (vii), (viii), (ix) or (x), that if a filing pursuant to Section 16(a) of the Exchange Act is required in connection with such transfer or disposition, such filing shall describe the nature of the transfer and (b) that in the case of clauses (i), (ii), (iii), (iv), (v) or (vii), each transferee shall execute and deliver a lock-up letter; and (c) that, in the case of clauses (ii), (iii), (v), or (x), no public disclosure nor any other by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.

In addition, the foregoing restrictions shall not apply to the establishment of a Plan that complies with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that (a) such Plan does not provide for any transfers of shares of Class A common stock, and no filing with the SEC or other public announcement shall be voluntarily made by the securityholder or any other person in connection therewith, in each case during the 90-day period, and (b) any required filing or announcement made by the securityholder shall include a statement to the effect that no transfer of shares of Class A common stock may be made under such Plan during the 90-day period.

Jefferies LLC, TD Securities (USA) LLC and William Blair & Company, L.L.C. may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares of Class A common stock or pre-funded warrants prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares of Class A common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Class A common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Class A common stock or purchasing shares of our Class A common stock in the open market. In determining the source of shares of Class A common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of Class A common stock available for purchase in the open market as compared to the price at which they may purchase shares of Class A common stock through the option to purchase additional shares of Class A common stock.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Class A common stock. The underwriters must close out any naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of Class A common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares of Class A common stock. A syndicate covering transaction is the bid for or the purchase of shares of Class A common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in shares of our Class A common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Class A common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Class A common stock and pre-funded warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of Class A common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares or pre-funded warrants may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or pre-funded warrants or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares or pre-funded warrants being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares or pre-funded warrants acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares or pre-funded warrants to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or pre-funded warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the Financial Conduct Authority, except that the shares or pre-funded warrants may be offered to the public in the United Kingdom at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (FSMA);

provided that no such offer of the shares or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares or pre-funded warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares or pre-funded warrants and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares or pre-funded warrants in the United Kingdom within the meaning of the FSMA. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the UK who is not a relevant person must not act on or rely upon this document or any of its contents.

Switzerland

The shares or pre-funded warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX), or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares, the pre-funded warrants or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares or pre-funded warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares or pre-funded warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares or pre-funded warrants.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

The shares or pre-funded warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

France

Neither this prospectus supplement nor any other offering material relating to the shares or pre-funded warrants described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares or pre-funded warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares or pre-funded warrants has been or will be:

∎	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

∎	used in connection with any offer for subscription or sale of the shares or pre-funded warrants to the public in France.

Such offers, sales and distributions will be made in France only:

∎

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

∎	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

∎

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares or pre-funded warrants may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

The shares or pre-funded warrants have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the SFO), of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the CO), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares or pre-funded warrants has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock or pre-funded warrants under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors, or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock or pre-funded warrants to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock or pre-funded warrants, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock or pre-funded warrants; (iv) that the shares of common stock or pre-funded warrants that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Japan

The shares or pre-funded warrants have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares, pre-funded warrants, nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

The representatives have acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the representatives have represented and agreed that it has not offered or sold any shares or pre-funded warrants or caused the shares or pre-funded warrants to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or pre-funded warrants or cause the shares or pre-funded warrants to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares or pre-funded warrants, whether directly or indirectly, to any person in Singapore other than:

a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA;

b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
ii.	where no consideration is or will be given for the transfer;
iii.	where the transfer is by operation of law;
iv.	as specified in Section 276(7) of the SFA; or
v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018

United Arab Emirates

The shares or pre-funded warrants have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon certain legal matters relating to this offering. Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement in accordance with SEC rules and regulations. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.seraprognostics.com, through which you can access our SEC filings. The information set forth on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered as a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

∎	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 20, 2024;

∎	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024 that are deemed “filed” with the SEC under the Exchange Act;

∎

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June  30, 2024 and September 30, 2024 that we filed with the SEC on May 8, 2024, August 7, 2024, and November 6, 2024, respectively;

∎	Our Current Reports on Form 8-K that we filed with the SEC on June 6, 2024, January 31, 2025 (Item 8.01 only), and February 10, 2025; and

∎

The description of our Class  A common stock contained in our registration statement on Form 8-A12B filed on July 14, 2021, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus supplement is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than the exhibits, unless the exhibits are specifically incorporated by reference. Requests should be directed to:

Sera Prognostics, Inc.

Attn: Investor Relations,

2749 East Parleys Way, Suite 200

Salt Lake City, Utah 84109

Telephone: (801) 990-0520

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.seraprognostics.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

$100,000,000

Sera Prognostics, Inc.

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may offer and sell up to $100,000,000 of securities from time to time in one or more offerings. This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A common stock or preferred stock upon conversion of or exchange for the debt securities; Class A common stock upon conversion of or exchange for the preferred stock; or Class A common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and details regarding options to purchase additional shares, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “SERA.” On August 6, 2024, the last reported sale price of our Class A common stock was $7.41 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, up to a total aggregate offering price of $100,000,000, either individually or in units, in one or more offerings, at prices and on terms to be set forth in one or more supplements to this prospectus at the time of an offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, to the extent applicable, designation or classification; aggregate principal amount or aggregate offering price; maturity; any rates and times of payment of interest or dividends; any redemption, conversion or sinking fund terms; any voting or other rights; and any conversion or exercise prices. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits and the prospectus supplement, as applicable. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Sera Prognostics,” “the Company,” “we,” “us,” “our” and similar terms refer to Sera Prognostics, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview of Sera

We are a women’s health company utilizing our proprietary proteomics and bioinformatics platform, and significant data resources, to improve maternal and neonatal health by discovering, developing, and commercializing blood-based biomarker tests and predictive analytic products and services. Our vision is to deliver pivotal and actionable information to pregnant women, their physicians, and health care payers to significantly enhance a mother’s pregnancy journey, improve maternal and neonatal health, and dramatically reduce health care costs. We believe that our method of combining the disciplines of proteomics and bioinformatics with rigorous clinical testing, data, and economic analysis enables us to provide physicians and expectant mothers with personally insightful, clinically meaningful, and economically impactful information designed to improve the pregnancy experience and outcomes for mothers and babies.

There are approximately 140 million births globally each year, and approximately 3.7 million births annually in the United States. Of these, it is estimated that as many as 30% are affected by various complications (i.e., a high-risk pregnancy), including: preterm birth, preeclampsia, fetal growth restriction, stillbirth, hypertension of pregnancy, gestational diabetes, and others. In many cases these complications have profound short- and long-term health consequences for the mother and baby. These health consequences of preterm birth alone are estimated to be approximately $25 billion annually in the United States. This underscores that existing methods to predict adverse pregnancy outcomes are insufficient for timely and effective proactive management for the vast majority of high-risk pregnancies. We believe that positive patient outcomes are the result of appropriate care, and the primary differentiator of patient care should be based on a determination of risk informed by a number of factors including our novel diagnostic tests.

Our first commercial product, the PreTRM test, is the only broadly validated, commercially available blood-based biomarker test to accurately predict the risk of a premature delivery, also known as preterm birth. The PreTRM test is a non-invasive blood test given to a pregnant woman, carrying a single fetus, during weeks 18 through 20 of gestation that provides an accurate prediction of the expectant mother’s risk of delivering spontaneously before 37 weeks’ gestation. Our commercialization strategy includes conducting clinical trials to demonstrate the health and economic benefits of early and accurate detection of preterm birth risk coupled with well-recognized interventions in higher risk patients, illustrating these benefits to healthcare providers and insurance payers, and providing convenient access to the test through streamlined specimen collection options. Beyond demonstration of efficacy, we look forward to studying the effectiveness and implementation of the PreTRM test in a real-world setting. Clinical trials conducted to date include the Prediction and Prevention of Preterm Birth, or the PREVENT-PTB Study, Serum Assessment of Preterm Birth Outcomes Compared to Historical Controls study, or the AVERT PRETERM TRIAL, and the Prematurity Risk Assessment Combined With Clinical Interventions for Improving Neonatal outcoMEs study, or the PRIME study. Manuscript results of these studies demonstrate consistency in the reported beneficial impact of the PreTRM test-and-treat strategy. Specifically, this includes evidence of a prolongation of gestation, shortened hospital or neonatal intensive care unit, or NICU, length of stay, and improvements in measures of neonatal morbidity/mortality. Our studies demonstrate a model indicating that by identifying and intervening in at-risk pregnancies, not identifiable by other approaches, babies destined for premature delivery remain in utero longer. This prolongation of gestation in the preterm period leads to more mature babies that require shorter hospital/NICU stays due to improved neonatal health. The PRIME study, for which enrollment was stopped due to efficacy at the interim analysis and is being prepared for publication, includes the same Primary and Secondary outcomes as the AVERT PRETERM TRIAL and affords the continued assessment of this model.

We believe market adoption by both health care providers and payers should be aided by the publications of our PREVENT-PTB study sub-analysis and the peer-reviewed positive data from our AVERT PRETERM TRIAL, as well as upcoming publications, including the results of our PRIME study and other real-world evidence studies. We believe the data that will be published in coming years, together with our current body of evidence, will further demonstrate the clinical and economic utility of our test.

In December 2023, we announced that the Data Safety Monitoring Board, or DSMB, overseeing our PRIME study recommended stopping enrollment due to efficacy, reporting that either co-primary endpoints, neonatal hospital length of stay and composite neonatal morbidity and mortality, met the stopping criteria for statistical significance at the pre-planned interim analysis. We adopted the DSMB’s recommendation and stopped PRIME study enrollment to focus on analyzing and reporting the available data. In May 2024, deliveries of all PRIME study participants were complete, inclusive of the approximately 2,000 remaining participants who were enrolled but had not delivered before enrollment was stopped in December 2023 per DSMB recommendation. All mothers and babies within the study have left the hospital and data monitoring for the final PRIME dataset is in progress. Manuscripts reporting study results, including top-line and exploratory analyses, are being prepared for submission and peer review after final analysis expected in fall 2024.

We have built an advanced, proprietary, and scalable proteomics and bioinformatics platform to characterize the biology of pregnancy and to discover and validate key protein biomarkers found in blood that are highly accurate predictors of dynamic changes that occur during pregnancy. By incorporating our proprietary technology platform into our rigorous data-driven development process, we have created a differentiated approach for effectively addressing major milestones, conditions, and features of pregnancy. We believe our large and growing pregnancy dataset (clinical, demographic, proteomic) is a substantial asset for understanding pregnancy complications, health inequities, and the personal pregnancy journey. We envision that our comprehensive approach will enable us to fully characterize one of the most important periods in the lives of women and their babies, and will help to improve their well-being.

We are actively discovering and developing several additional biomarker tests to predict other specific major conditions of pregnancy, such as a pregnancy risk prediction panel test. We believe these tests have the potential to offer significant health benefits to women and their babies. Among other products, we are developing a test designed to provide a more accurate estimate of the delivery date for expectant mothers for the purposes of planning maternity leave, required support, travel arrangements, and related considerations.

We have taken steps to significantly reduce our annual operating expenses across all aspects of our business and we believe our cash runway is sufficient to enable us to operate into 2027 based on our existing operating plans. We will continue to evaluate the allocation of our resources as we focus our efforts to accelerate the market adoption of our PreTRM test and the development and launch of additional pipeline products and services. Our evidence portfolio continues to grow with the publication of the PREVENT-PTB study sub-analysis of the potential benefit of care coordination and low-dose aspirin paired with PreTRM test results.

We recently announced the publication of the positive results from the AVERT PRETERM TRIAL in Diagnostics, an international, peer-reviewed, open access journal on medical diagnosis. Diagnostics highlighted this study on the cover of the journal issue. Notable results indicated an 18% reduction in severe neonatal morbidity and mortality. Additionally, there was a 7-day reduction in the mean neonatal hospital length of stay among neonates with the longest stays. The trial also showed an increase in the average gestational age at birth before 32 weeks by 2.48 weeks. Furthermore, there was a 28-day reduction in the neonatal length of hospital stay for babies born before 32 weeks’ gestation, significantly reducing the time spent in the hospital for those at risk of the earliest delivery. Significant reductions in neonatal morbidity and mortality were also reported, as well as hospital and NICU lengths of stay, in the entire intent-to-treat population. The test-and-treat strategy was linked to decreased odds of preterm birth and spontaneous preterm birth at various gestational ages.

Our real-world evidence implementation programs, targeting to expand PreTRM clinical utility data and replicate randomized controlled trial evidence in the real world, have been developed for study launches anticipated in the second half of 2024 and in 2025.

We recently completed validation of certain whole-blood collection and whole-blood compatible testing technologies, and have begun marketing and processing whole-blood specimens. This evolution to whole-blood collection will remove laborious specimen processing steps such as centrifugation and enable in-office physician or at-home consumer collection channels. We believe that whole-blood collection technologies, paired with ambient specimen shipment approaches, may enable greater market penetration and an optimal customer experience, while also potentially lowering costs.

We will continue to opportunistically pursue contracts with private and governmental payers and health systems with new positive data from the PREVENT-PTB study, the AVERT PRETERM TRIAL, and the PRIME study, along with real-world evidence studies and other data we plan to generate, and we believe these efforts may eventually result in material revenues.

Our Corporate Information

Our corporate headquarters are located at 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109, and our telephone number is (801) 990-0520. Our website address is https://www.seraprognostics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Sera Prognostics, Inc. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our subsequent current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	estimates of our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements, and our needs for additional financing;

•	our expectations regarding the rate and degree of market acceptance of our products and services, including our PreTRM test;

•

the impact of our PreTRM test, including the results of any studies of the test, on the field of bioinformatics and proteomics and the size and growth of the addressable bioinformatics and proteomics market;

•	our ability to obtain funding for our operations;

•	our ability to manage and grow our business and commercialize our PreTRM test;

•	our ability to develop and commercialize new products and services;

•	our ability to retain the continued service of our key professionals and to identify, hire, and retain additional qualified professionals;

•	the pricing and reimbursement of our products and services;

•	the implementation of our business model, strategic plans for our business, products, services, and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments relating to our competitors and our industry;

•	the accuracy of our estimates regarding expenses, capital requirements, and needs for additional financing;

•

the expected impact of global business, political, and macroeconomic conditions, including inflation, increasing interest rates, and volatile market conditions, uncertainty with respect to the federal budget and debt ceiling and potential government shutdowns related thereto, cybersecurity events, instability in the global banking system, and global events, including regional conflicts around the world, on our business, clinical trials, financial condition, liquidity, and results of operations; and

•	our financial performance.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to a number of risks, uncertainties, and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations, the commercialization of the PreTRM test, and the further development and potential commercialization of any or all of our product candidates and future product candidates, and other general corporate purposes, including, but not limited to, working capital, intellectual property protection, investments, acquisitions and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 150,000,000 shares of Class A common stock, par value $0.0001 per share, and 1,500,000 shares of Class B common stock, par value $0.0001 per share. On June 30, 2024, we had 32,386,088 shares of Class A common stock outstanding, 967,759 shares of Class B common stock outstanding, approximately 105 record holders of our Class A common stock, and two stockholders of record of our Class B common stock

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation, as amended, and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Holders of our Class A common stock and our Class B common stock have identical rights, provided that, (i) except as otherwise expressly provided in our amended and restated certificate of incorporation, as amended, or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock, and holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) holders of our Class A common stock have no conversion rights, while holders of our Class B common stock have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any class of our securities registered under the Exchange Act, except as expressly provided for in our amended and restated certificate of incorporation, as amended. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us. Our Class A common stock and Class B common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our Class A common stock and Class B common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our Class A common stock and Class B common stock have no preemptive rights or other subscription rights and there is no redemption or sinking funds provisions applicable to our Class A common stock and Class B common stock. All outstanding shares of our Class A common stock and Class B common stock as of the date of this prospectus and, upon issuance and sale, all shares of Class A common stock that we may offer pursuant to this prospectus, will be duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our Class A common stock and Class B common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The rights, preferences and privileges of our holders of Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described under the “Certain Provisions of Delaware Law and of our Amended and Restated Certificate of Incorporation, as amended, and Restated Bylaws” section below, the affirmative vote of a majority of the shares of Class A common stock present in person or by proxy, is generally required to take action under our amended and restated certificate of incorporation, as amended, and restated bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, New York 10005.

Stock Exchange Listing

Our Class A common stock is listed for trading on The Nasdaq Global Market under the symbol “SERA.” Our Class B common stock is not listed for trading on any securities exchange, and we do not plan to list the Class B common stock on any securities exchange.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,000,000 shares of blank check preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation, as amended, and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors has the authority, without action by our stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock and Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our Class A common stock and Class B common stock, diluting the voting power of our Class A common stock, impairing the liquidation rights of our Class A common stock and Class B common stock, or delaying, deferring or preventing a change in control of our company, which might harm the market price of our Class A common stock. Our board of directors will make any determination to issue such shares based on its judgment as to our company’s best interests and the best interests of our stockholder.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither the senior indenture nor any subordinated indenture limits the amount of debt securities that may be issued thereunder. Each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such shares of our common stock and/or our preferred stock and/or our debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock and/or our preferred stock and/or our debt securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrant Agent

The name and address of the warrant agent for any warrants we offer, if one is appointed, will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of June 30, 2024, we had warrants to purchase an aggregate of 2,649,720 Class A shares of common stock outstanding, having a weighted-average exercise price equal to $12.88 per share, subject to certain adjustments as specified in the warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation provisions, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether securityholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The name and address of the rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND RESTATED BYLAWS

Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation, as amended, and Our Restated bylaws

Our amended and restated certificate of incorporation, as amended, and restated bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

In accordance with our amended and restated certificate of incorporation, as amended, our board of directors is divided into three classes serving three-year terms, with one class being elected each year. Our amended and restated certificate of incorporation, as amended, also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of majority of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, will only be able to be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

No Written Consent of Stockholders

Our amended and restated certificate of incorporation, as amended, provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Meetings of Stockholders

Our restated bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our restated bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our restated bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Bylaws and Certificate of Incorporation

As required by the Delaware General Corporation Law, any amendment of our amended and restated certificate of incorporation, as amended, must first be approved by a majority of our board of directors and, if required by law or our amended and restated certificate of incorporation, as amended, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability, exclusive jurisdiction of Delaware Courts and the amendment of our restated bylaws and amended and restated certificate of incorporation, as amended, must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our restated bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the restated bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Exclusive Jurisdiction of Certain Actions

Our amended and restated certificate of incorporation, as amended, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for any state law claim for: (1) any derivative action or proceeding brought on our behalf; (2) any action or proceeding asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action or proceeding asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation, as amended, or restated bylaws (in each case, as they may be amended from time to time); (4) any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation, as amended, or restated bylaws; (5) any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine. The choice of forum provision does not apply to any actions arising under the Exchange Act. Our amended and restated certificate of incorporation, as amended, further provides that, unless we consent in writing to an alternative forum, the United States District Court for the District of Utah will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). We have chosen the United States District Court for the District of Utah as the exclusive forum for such Securities Act causes of action because our principal executive offices are located in Salt Lake City, Utah. In addition, our amended and restated certificate of incorporation, as amended, provides that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our current or former director, officer, other employee, agent, or stockholder to the company, which may discourage such claims against us or any of our current or former director, officer, other employee, agent, or stockholder to the company and result in increased costs for investors to bring a claim. Alternatively, if a court were to find the choice of forum provisions contained in our amended and restated certificate of incorporation, as amended, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

Limitation of Liability and Indemnification

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation, as amended, provides that no director or officer of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or of the officer’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) with respect to a director, under Section 174 of the Delaware General Corporation Law, and with respect to an officer, from any action by or in the right of our company, or (4) for any transaction from which a director or an officer derived an improper personal benefit. In addition, our amended and restated certificate of incorporation, as amended, provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Our amended and restated certificate of incorporation, as amended, further provides that any repeal or modification of such article by our stockholders or amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our restated bylaws provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article VII, Section 2 of our restated bylaws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

In addition, our restated bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our amended and restated certificate of incorporation, as amended, or our restated bylaws, agreement, vote of stockholders or otherwise. Furthermore, Article VII, Section 5 of our restated bylaws authorizes us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of Article VII, Section 1 of our restated bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements will provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation, as amended, and our restated bylaws.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Class A common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at http://www.seraprognostics.com with information about our company and through which you may access these materials and other filings with the SEC free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the SEC. Except for the documents incorporated by reference as described below under “Incorporation of Documents by Reference”, information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 20, 2024;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024 that are deemed “filed” with the SEC under the Exchange Act;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 that we filed with the SEC on May 8, 2024 and August 7, 2024, respectively;

•	Our Current Report on Form 8-K that we filed with the SEC on June 6, 2024; and

•

The description of our Class  A common stock contained in our registration statement on Form 8-A12B filed on July 14, 2021, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Class A common stock offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Class A common stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available through the SEC’s website at www.sec.gov.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Sera Prognostics, Inc., Attn: Investor Relations, 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109, (801) 990-0520. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Shares of Class A Common Stock

Pre-funded Warrants to Purchase     Shares of Class A Common Stock

Sera Prognostics, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

TD Cowen

William Blair

Bookrunner

RBC Capital Markets

   , 2025